UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2020

POWERVERDE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27866 (Commission File Number)	88-0271109 (I.R.S. Employer Identification No.)

9300 S. Dadeland Blvd., Suite 600, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 670-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 20, 2020, PowerVerde Inc. (“PowerVerde”) signed a Binding Letter of Intent for a merger (the “LOI”) with 374Water Inc. (“374Water”) a privately-held company based in Durham, North Carolina www.374water.com.

Subject to the terms and conditions set forth in the LOI, 374Water will merge into a newly- formed wholly-owned subsidiary of PowerVerde (the “Sub”), with the Sub as the surviving corporation (the “Merger”). Upon closing of the Merger, PowerVerde will issue new shares of PowerVerde stock to 374Water shareholders such that 374Water shareholders will own approximately 60% of the combined company, and PowerVerde shareholders will own approximately 40%. The Merger is subject to adjustments for liabilities, and the closing is contingent on the achievement of certain milestones and satisfaction of conditions by both parties prior to closing, including the raising of at least $6.25 million of additional capital pursuant to a private placement by March 31, 2021.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Binding Letter of Intent, dated as of September 20, 2020, between PowerVerde Inc., and 374Water Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Date: September 24, 2020	By:	/s/ Richard H. Davis
	Name:	Richard H. Davis
	Title:	Chief Executive Officer